Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-275477
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 10, 2024)
Up to $12,500,000 of Common Shares

Toro Corp.
We have entered into an At The Market Offering Agreement (the “Distribution Agreement”) with Maxim Group LLC (the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.001 per share (“common shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through the Sales Agent, offer and sell from time to time our common shares, having an aggregate offering amount of up to $12,500,000 (the “Aggregate Offering Amount”).
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent in any other method permitted by law. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent is not required to sell any specific amount of common shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Sales Agent a commission equal to up to 3.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our common shares are listed on Nasdaq under the symbol “TORO.” The last reported sale price of our common shares on Nasdaq on November 10, 2025 was $3.730 per share. The aggregate market value of our outstanding common shares held by non-affiliates on November 10, 2025 was $38,025,984 based on 8,642,269 common shares issued and outstanding held by non-affiliates and a per share price of $4.40 based on the closing sale price of our common shares on October 7, 2025, as reported by Nasdaq. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” on page S-2 of this prospectus supplement.
Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-4 of this prospectus supplement, and page 8 of the accompanying prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2025 (the “Annual Report”) which is incorporated by reference herein and therein, to read about the risks you should consider before purchasing our common shares.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Sales Agent
Maxim Group LLC
The date of this prospectus supplement is November 13, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (Registration No. 333-275477) that we filed with the United States Securities and Exchange Commission (the “SEC”).
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer only to this prospectus, we are referring to both parts combined.
This prospectus supplement relates to an offering of up to $12,500,000 of our common shares through the Sales Agent. These sales, if any, will be made pursuant to the terms of the Distribution Agreement entered into between us and the Sales Agent on November 13, 2025.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.
This prospectus does not contain all of the information in the registration statement. Documents establishing the terms of the offered common shares, as well as the Distribution Agreement, are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and are incorporated by reference in this prospectus supplement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different or to make any representations other than as contained or incorporated by reference into this prospectus and any such free writing prospectus. We and the Sales Agent take no responsibility for and can provide no assurance as to the reliability of any information that others may give you. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering prepared by or on behalf of us is accurate as of the dates of the applicable documents, regardless of the time of delivery of such documents or the date of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or a sale of our common shares is made pursuant to this prospectus, neither we nor the Sales Agent are implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering prepared by or on behalf of us or in the documents incorporated by reference herein or therein to be investment, legal or tax advice. We and the Sales Agent encourage you to consult with your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common shares.
We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
Toro Corp. desires to take advantage of the safe harbor protections of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “target”, “forecast”, “project”, “plan”, “potential”, “continue”, “possible”, “likely”, “may”, “could”, “should”, and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	the effects of our spin off (the “Spin Off”) from Castor Maritime, Inc. (“Castor”);
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the product tanker and liquefied petroleum gas (“LPG”) carrier shipping industry sectors;

•
market conditions and trends, including volatility and cyclicality in charter rates, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segments of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation and the growth rates of world economies;

•
our ability to realize the expected benefits of any vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transaction costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessels, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on acceptable terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

S-iii

•
our continued ability to enter into time charters, voyage charters or pool arrangements with existing and new customers and pool operators, and to re-charter our vessels upon the expiry of the existing time charters as applicable;

•	any failure by our contractual counterparties to meet their contractual obligations;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future disputes, proceedings or litigation;
•	future sales of our securities in the public market, and our ability to maintain compliance with applicable stock exchange listing standards or the delisting of our common shares;
•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, including our chief executive officer, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the conflicts in the Middle East), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, “trade wars” (including as a result of tariffs imposed by the United States or other countries and other protectionist measures, such as port fees), and potential governmental requisitions of our vessels during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea, fluctuating demand for product tankers or LPG carriers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting refined petroleum products and LPG; and
•
other factors discussed in the “Risk Factors” section of this prospectus supplement, and listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent Annual Report and our Report on Form 6-K filed with the SEC on October 1, 2025, which is incorporated by reference into this prospectus.

S-iv

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement and the accompanying prospectus, including the risk factors, and the more detailed information that is included herein and therein and in the documents incorporated by reference herein and therein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “we”, “us”, and “our” refer to Toro Corp. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars.
Our Company
We are a global energy transportation services provider, operating a modern fleet of oceangoing vessels. As of the date of this prospectus, our fleet comprises two LPG carrier vessels and two MR tanker vessels, transporting petrochemical gases and refined petroleum products worldwide.
Chartering of our Fleet
Our fleet is currently contracted to operate on time charters. Our commercial strategy primarily focuses on deploying our fleet under a mix of pools, voyage charters and time charters according to our assessment of market conditions. We adjust the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates for our vessels associated with period time charters, to profit from attractive trip charter rates during periods of strong charter market conditions associated with voyage charters or to take advantage of high utilization rates for our vessels along with exposure to attractive charter rates during periods of strong charter market conditions when employing our vessels in pools.
Management of our Company and our Fleet
Our vessels are commercially and technically managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman and Chief Executive Officer, Petros Panagiotidis. Pursuant to a Master Management Agreement between us and Castor Ships entered into effective April 26, 2023, Castor Ships manages our business overall and provides us with crew management, technical management, operational employment management, insurance management, provisioning, bunkering, commercial, chartering and administrative services, including, but not limited to, securing employment for our vessels, arranging and supervising the vessels’ commercial operations, handling all of the Company’s vessels sale and purchase transactions, undertaking related shipping projects, management advisory and support services, accounting and audit support services, as well as other associated services requested from time to time by us. Castor Ships may choose to subcontract these services to other parties at its discretion.
For further information, please see “Certain Relationships and Related Party Transactions-Management, Commercial and Administrative Services” in the Annual Report.
Corporate Information
Our principal executive office is at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our telephone number at that address is +357 25 357 768. Our website is www.torocorp.com. This web address is provided as an inactive textual reference only. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Exchange Act, we are subject to different requirements under the U.S. securities laws than

U.S. domestic issuers. See “Risk Factors-Risks Relating to Our Common Shares-We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.” in our Annual Report and “Where You Can Find More Information.”
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the Spin Off, or December 31, 2028, or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer”. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.
We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING
Issuer
Toro Corp, a Marshall Islands corporation.
Securities Offered by Us
Common shares having an aggregate offering amount of up to $12,500,000.
Common shares to be outstanding after this offering(1)
Up to 24,824,715 shares, assuming sales of 3,351,206 of our common shares in this offering at an assumed offering price of $3.730 per share, which was the last reported sale price of our common shares on Nasdaq on November 10, 2025. The actual number of shares of common stock issued will vary depending on the sales price under this offering.
Manner of Offering
“At-the-market offering” that may be made from time to time through the Sales Agent pursuant to Rule 415 promulgated under the Securities Act. See “Plan of Distribution” on page S-12.
Use of Proceeds
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. We may choose to raise less than the maximum $12,500,000 in gross offering proceeds permitted by this prospectus supplement.
Risk Factors
Investing in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 8 of the accompanying prospectus and in our Annual Report, starting on page 2 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
Listing
Our common shares currently trade on the Nasdaq under the symbol “TORO”.
(1)
The number of common shares to be outstanding after this offering is based on 21,473,509 common shares outstanding as of November 6, 2025 and excludes as of such date (1) up to 600,000 common shares issuable under our 2025 Equity Incentive Plan (the “2025 Plan”), which authorizes the issuance of up to 3,000,000 common shares in total, of which 2,400,000 restricted shares were granted pursuant to the 2025 Plan on November 6, 2025 and (2) common shares issuable upon conversion of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares (the “Series A Preferred Shares”), with a cumulative preferred distribution accruing initially at a rate of 1.00% per annum on the stated amount of $1,000 per share, which are convertible, in whole or in part, at their holder’s option, to common shares from and after the third anniversary of their issue date and prior to the seventh anniversary of such date at the lower of (i) 150% of the volume weighted average price (“VWAP”) of our common shares over the five consecutive trading day period commencing on and including the Spin Off distribution date (the “Distribution Date”), and (ii) the VWAP of our common shares over the ten consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion; provided, that, in no event shall the conversion price be less than $2.50. As of the date of this prospectus there were 140,000 Series A Preferred Shares outstanding. See “Description of Capital Stock-Series A Convertible Preferred Shares” in our Annual Report.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. Before making an investment in our securities, you should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition and you may lose all or part of your investment in our common shares.
Risk Factors Relating to the Offering
Previous share issuances and future issuances of additional shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through subsequent equity offerings. Shareholders may experience significant dilution as a result of any such issuances.
We have already issued and sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. The Company has an authorized share capital of 3,900,000,000 common shares that it may issue without further shareholder approval. In order to raise additional capital and as part of our business strategy, including funding the expansion of our fleet and supporting our further growth plans, or in connection with equity awards, strategic transactions or otherwise, we may in the future offer additional common shares, preferred shares, or other securities convertible into or exchangeable for our common shares, including convertible debt or warrants. As part of our business strategy, we may rely in part on issuances of equity or preferred securities, which may carry voting rights and may be convertible into common shares. We may issue such securities in private placements, including to related parties, or in registered offerings. In addition, our Series A Preferred Shares are convertible at a conversion price equal to the lower of (i) 150% of the VWAP of our common shares over the five consecutive trading day period commencing on and including the Spin Off distribution date (the “Distribution Date”), and (ii) the VWAP of our common shares over the ten consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion; provided, that, in no event shall the conversion price be less than $2.50, which may result in the issuance of common stock upon conversion of such preferred stock at an effective price lower than the price per share paid by other investors. The issuance of additional common stock, preferred stock or other securities could adversely impact the trading price of our common shares.
We cannot assure you at what price the offering of our common shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested, and investors purchasing shares or other securities in the future could have rights that are superior to existing shareholders.
It is not possible to predict the actual number of common shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a transaction notice to the Sales Agent at any time throughout the term of the Distribution Agreement. The number of common shares that are sold through the Sales Agent after delivering a transaction notice will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with the Sales Agent in any applicable transaction notice, and the demand for our common shares during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of common shares that we will sell or the gross proceeds we will receive in connection with those sales.
The common shares offered hereby will be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.
Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold in this offering. In addition, there is no minimum or maximum sales price for common shares to be sold in this offering. Investors may experience a decline in the value of the common shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our common shares to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
We do not anticipate paying cash dividends and, accordingly, common shareholders must rely on share appreciation for any return on their investment.
We have never paid any cash dividends on our common shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our common shares in the foreseeable future. As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.
Our share price may be highly volatile and, as a result, investors in our common shares could incur substantial losses.
Our stock price has recently been volatile and may continue to be volatile in the future. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our stock price may exhibit similar volatility, which may cause our common shares to trade above or below what we believe to be their fundamental value. Furthermore, significant historical fluctuations in the market price of Castor’s common shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums, and, as Castor distributed our common shares to its common shareholders in connection with the Spin Off, we may experience similar patterns of investment.
Market volatility and trading patterns may create several risks for investors, including but not limited to the following:
•	the market price of our common shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;
•
to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase common shares at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•
if the market price of our common shares declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the price of our common shares will not fluctuate, increase or decline significantly in the future, in which case you could incur substantial losses.

We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common shares may decline or fluctuate rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares, which include but are not limited to the following:
•	investor reaction to our business strategy;
•
the sentiment of the significant number of retail investors whom we believe, hold our common shares, in part due to direct access by retail investors to broadly available trading platforms, and whose investment thesis may be influenced by views expressed on financial trading and other social media sites and online forums;

•	the amount and status of short interest in our common shares, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;
•	our continued compliance with the listing standards of the Nasdaq Capital Market and any action we may take to maintain such compliance, such as a reverse stock split;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry and tariffs and trade protectionism;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	our dividend strategy;
•	our continued compliance with any debt covenants;
•	variations in the value of our fleet;
•	declines in the market prices of stocks generally;
•	trading volume of our common shares;
•	sales of our common shares by us or our shareholders;
•	speculation in the press or investment community about our Company, our industry or our securities;
•	general economic, industry and market conditions; and
•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

Some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our common shares will remain at or rise above the sale price in this offering or that future sales of our common shares will not be at prices lower than those initially distributed or sold to investors.

USE OF PROCEEDS
We may issue and sell shares of our common shares having aggregate sales proceeds of up to $12.5 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services. The foregoing represents our current intentions with respect to the use of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above. The principal purposes of this offering are to obtain additional capital to fund our operations and growth and to facilitate our future access to the public equity markets.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025:
•	on an actual basis;
•
on an as adjusted basis to give effect to (i) a dividend on Series A Preferred Shares of $0.5 million, (ii) the purchase of 20,344 common shares for an aggregate cost of $55,946 excluding fees relating to a tender offer and (iii) the issuance of 2,400,000 restricted common shares which were granted pursuant to the 2025 Plan on November 6, 2025; and

•
on a further as adjusted basis to give effect to the issuance and sale of common shares covered by this prospectus. This calculation assumes the issuance and sale of 3,351,206 common shares using an assumed price of $3.730 per share, which is the closing price of our common shares on the Nasdaq on November 10, 2025, resulting in assumed net proceeds of approximately $11.9 million, after sales commissions and estimated offering expenses of $0.6 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The “Actual” historical data in the table below is derived from, and should be read in conjunction with, the information included in our unaudited interim consolidated financial statements for the six months ended June 30, 2025 included in our Form 6-K filed with the SEC on October 1, 2025 which is incorporated by reference herein.

All figures in U.S. dollars)	Actual As of June 30, 2025	As Adjusted As of June 30, 2025	As Further Adjusted For This Offering
Mezzanine equity:		—	—
Series A Preferred Shares(1)	$124,223,771	$124,223,771	$124,223,771
Shareholders Equity:
Common Shares	19,094	21,474	24,825
Series B Preferred Shares	40	40	40
Additional paid-in capital	54,735,464	54,679,538	66,558,687
Retained earnings	141,171,688	140,658,355	140,658,355
Total Shareholders Equity	$195,926,286	$195,359,407	$207,241,907
Total Capitalization	$320,150,057	$319,583,178	$331,465,678

(1)
Series A Preferred Shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the bifurcation of the value of the Series A Preferred Shares in two components namely, the “straight” preferred stock component and the option component. The mean of the sum of the two components was used to estimate the value for the Series A Preferred Shares at $117.2 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred Share component	Discounted Cash Flow model	• Weighted average cost of Capital	12.80%
Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price • Share price (based on the first 5 trading days volume weighted average)	69.00% 3.16% 12.80% $5.75 $4.52

DILUTION
Dilution or accretion is the amount by which the offering price paid by the purchasers of our common shares in this offering will differ from the net tangible book value per common share after the offering. If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per common share after giving effect to this offering. The net tangible book value per common share is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities and mezzanine equity divided by the number of common shares outstanding.
The historical net tangible book value as of June 30, 2025 was $195.9 million in total and $10.261 per common share for the number of shares of the existing shareholders that were outstanding at that date.
The pro forma (1) net tangible book value as of June 30, 2025 would have been $195.4 million, or $9.098 per common share for the as adjusted number of shares of the existing shareholders that were outstanding at that date, after giving effect to (i) a dividend on Series A Preferred Shares of $0.5 million, (ii) the purchase of 20,344 common shares for an aggregate cost of $55,946 excluding fees relating to a tender offer, and (iii) the issuance of 2,400,000 restricted common shares which were granted pursuant to the 2025 Plan on November 6, 2025.
After giving effect to the sale of our common shares pursuant to this prospectus in the aggregate amount of $12.5 million at an assumed offering price of $3.730 per common share, the last reported sale price of our common shares on Nasdaq on November 10, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, the as adjusted pro forma (2) net tangible book value as of June 30, 2025 would have been $207.2 million, or $8.348 per common share. This represents an immediate dilution in the net tangible book value of $0.749 per common share to our existing shareholders and an immediate accretion in net tangible book value of $4.618 per common share to new investors. The following table illustrates this per share dilution:

Assumed offering price per common share	$3.730
Pro forma net tangible book value per common share as of June 30, 2025(1)	$9.098
Dilution per share attributable to sale of common shares in this offering	$0.749
As adjusted proforma net tangible book value per common share after this offering(2)	$8.348
Accretion per share to new investors purchasing common shares in this offering	$4.618

The table above assumes for illustrative purposes that an aggregate of 3,351,206 of our common shares are sold pursuant to this prospectus at a price of $3.730 per share, the last reported sale price of our common shares on Nasdaq on November 10, 2025, for aggregate gross proceeds of $12.5 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.730 to $4.730 per share, assuming all of our common shares in the aggregate amount of $12.5 million is sold at that price, would result in an adjusted pro forma net tangible book value per share after the offering of $8.593 per share and would result in an accretion in net tangible book value per share to new investors in this offering amounting to $3.863 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.730 to $2.730 per share, assuming all of our common shares in the aggregate amount of $12.5 million is sold at that price, would result in an adjusted pro forma net tangible book value per share after the offering of $7.955 and would result in accretion in net tangible book value per share to new investors in this offering to $5.225 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The above discussion and table is based on 21,473,509 common shares outstanding as of November 6, 2025 and excludes as of such date (1) up to 600,000 common shares issuable under our 2025 Plan, which authorizes the issuance of up to 3,000,000 common shares in total, of which 2,400,000 restricted shares were granted pursuant to the 2025 Plan on November 6, 2025 and (2) common shares issuable upon conversion of our Series A Preferred Shares, with a cumulative preferred distribution accruing initially at a rate of 1.00% per annum on the stated amount of $1,000 per share, which are convertible, in whole or in part, at their holder’s option, to common shares from and after the third anniversary of their issue date and prior to the seventh anniversary of such date at the lower of (i) 150% of the VWAP of our common shares over the five consecutive trading day period commencing on and including the Distribution Date, and (ii) the VWAP of our common shares over the ten consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion; provided, that, in no event shall the conversion price be less than $2.50. As of the date of this prospectus there were 140,000 Series A Preferred Shares outstanding. See “Description of Capital Stock-Series A Convertible Preferred Shares” in our Annual Report.

DESCRIPTION OF SECURITIES WE ARE OFFERING
The material terms and provisions of our common shares are described below and under the caption “Description of the Capital Stock” beginning on page 12 of the accompanying prospectus.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $12,500,000 of our common shares from time to time solely through the Sales Agent acting as sales agent. A copy of the Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus are subject to sale under such agreement.
Upon delivery of a transaction notice and subject to the terms and conditions of the Distribution Agreement, the Sales Agent may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common shares or to or through a market maker. The Sales Agent may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or the Sales Agent may terminate the Distribution Agreement and the offering of our common shares upon notice.
We will pay the Sales Agent commissions for their services in acting as our sales agent in the sale of our common shares pursuant to the Distribution Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate equal to up to 3% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for its reasonable fees and expenses of its legal counsel in an amount not to exceed $50,000. Additionally, we have agreed to reimburse the Sales Agent $7,500 for its legal fees on each Representation Date (as defined in the Distribution Agreement) while this offering is open.
Settlement for sales of common shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.
The Sales Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq. In connection with the sale of the common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five business days’ prior written notice. The Sales Agent may terminate the Distribution Agreement at any time upon written notice.
The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a web site maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus, all of which will be paid by us.

SEC Filing Fee(1)	—
FINRA Filing Fee(2)	—
Legal Fees and Expenses	$100,000
Accountants’ Fees and Expenses	$11,500
Miscellaneous Costs	$131,000
Total	$242,500

(1)	$29,520 previously paid.
(2)	$35,000 previously paid.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

VALIDITY OF SECURITIES
The validity of the common shares offered by this prospectus will be passed upon for us by Seward & Kissel LLP. We are also being represented as to certain matters of U.S. federal law and New York state law by Goodwin Procter LLP. Ellenoff Grossman & Schole LLP is representing the Sales Agent in this offering.
EXPERTS
The consolidated financial statements of Toro Corp. as of December 31, 2023 and 2024 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the SEC. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.
We file annual and special reports within the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings are also available on our website at http:// www.torocorp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the SEC’s website is not part of this prospectus supplement and the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.
This prospectus incorporates by reference the following documents:
•	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 15, 2025;
•
Our Reports on Form 6-K filed with the SEC on March 25, 2025, April 15, 2025, May 14, 2025, June 11, 2025, July 10, 2025, July 17, 2025, July 29, 2025, September 15, 2025, September 16, 2025, October 1, 2025 and October 15, 2025;

•	The description of the common shares contained in Exhibit 2.2 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of this prospectus, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.
We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.torocorp.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. Requests for such information should be made to us at the following address:
Toro Corp.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus
Tel: + 357 25 357 768
You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

$200,000,000

TORO CORP.

Common Shares
(including associated Preferred Share Purchase Rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
We may use this prospectus to offer, from time to time in one or more offerings, of up to an aggregate amount of $200,000,000 common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights or units. Such securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities described in this prospectus may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “TORO”. On December 19, 2023, the closing price for our common shares as reported on the Nasdaq was $5.11 per share. The aggregate market value of our outstanding common shares held by non-affiliates on December 19, 2023 was $49,003,719.59 based on 9,589,769 common shares issued and outstanding and a per share price of $5.11 based on the closing sale price of our common shares on December 19, 2023 as reported by Nasdaq. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.
You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated January 10, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. The particular terms of any security will be described in the related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”
This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Toro Corp. and all of its subsidiaries, and “Toro” refers only to Toro Corp. and not to its subsidiaries. The common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights and units that may be offered using this prospectus are referred to collectively as the “securities”. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

NOTICE TO INVESTORS IN THE EEA
This prospectus (and any related prospectus supplement or addendum) is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). This prospectus has been prepared, and any related prospectus supplement or addendum will be prepared, on the basis that any offer of the securities contemplated in this prospectus and any related prospectus supplement or addendum in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this offering circular and any related supplement or addendum may only do so in circumstances in which there is no obligation for a prospectus to be published pursuant to Article 3 of the Prospectus Regulation in relation to such offer. The Selling Shareholder has not authorized, nor does it authorize, the making of any offer of such securities in circumstances in which an obligation arises for the Selling Shareholder or any dealer, agent, broker-dealer, or underwriter appointed by it in relation to such offer to publish a prospectus for such offer.
MIFID II Product Governance
Any prospectus supplement in respect of the securities contemplated in this prospectus may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of such securities and which channels for distribution of such securities are appropriate. Any person subsequently offering, selling or recommending such securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to Directive 2014/65/EU is responsible for undertaking its own target market assessment in respect of such securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
NOTICE TO INVESTORS IN THE UK
This prospectus (and any related prospectus supplement or addendum) is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”). This prospectus has been prepared, and any related prospectus supplement or addendum will be prepared, on the basis that any offer of the securities contemplated in this prospectus or any related prospectus supplement or addendum in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of the offering contemplated in this offering circular and any related prospectus supplement or addendum may only do so in circumstances in which there is no obligation to publish a prospectus pursuant to Section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. The Selling Shareholder has not authorized, nor does it authorize, the making of any offer of such securities in circumstances in which an obligation arises for the Selling Shareholder or any dealer, agent, broker-dealer, or underwriter appointed by it in relation to such offer to publish a prospectus for such offer.
UK MiFIR Product Governance
Any prospectus supplement in respect of the securities contemplated in this prospectus , may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of such securities and which channels for distribution of such securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The forward-looking information in this prospectus may not accurately predict future results.
The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus and reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate”, “believe”, “targets”, “likely”, “will”, “would”, “could”, “should”, “seeks”, “continue”, “contemplate”, “possible”, “might”, “expect”, “intend”, “estimate”, “forecast”, “project”, “plan”, “objective”, “potential”, “may”, “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the tanker and liquid petroleum gas (“LPG”) shipping industries;

•	tanker and LPG market conditions and trends, including volatility in charter rates (particularly for vessels employed in the spot voyage market or in commercial pools);
•
factors affecting supply and demand for vessels such as fluctuations in demand for and the price of crude oil and/or refined petroleum products as well as of petrochemical and liquefied petroleum gas products, opportunities for the profitable operations of tanker and/or LPG carriers and the strength of world economies;

•	the effects of our spin-off by Castor Maritime Inc.;
•
our ability to realize the expected benefits from our vessel acquisitions, and the effects of our fleet’s size on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•	the market value of our vessels, which, if it declines, could cause us to incur impairment charges and breach the covenants under our debt agreements;
•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	competition in the tanker and LPG marine transportation industries;
•	future LPG, crude oil and oil products prices and production;
•	the supply of petrochemical gases, including ethane and ethylene, available for seaborne transportation;

•
our continued ability to enter into time charters, voyage charters and pool arrangements with existing and new customers and pool operators, and to re-charter our vessels upon the expiry of the existing charters;

•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to vessel upgrades and repairs;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high-volume transactions in our shares by retail investors;
•	potential conflicts of interest involving members of our Board, senior management and certain of our service providers that are related parties;
•
general domestic and international political conditions or events, including conflicts and wars, such as the ongoing armed conflicts affecting each of Ukraine and Middle East, international sanctions, “trade wars”, global public health threats and major outbreaks of disease;

•
changes in seaborne and other transportation, including due to fluctuating demand for tanker carriers and/or LPG carriers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, war or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	business disruptions due to natural disasters or other disasters outside our control;
•	accidents or the occurrence of other events related to the operational risks associated with transporting crude oil and/or refined petroleum products and/ or liquefied petroleum products; and
•
any other factor described in this prospectus, or the documents incorporated by reference herein, or in our filings with the SEC, including Toro’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”) and our Report on Form 6-K filed with the SEC on November 13, 2023 (the “LPG Report”), incorporated by reference herein.

The information set forth in this prospectus or the documents incorporated by reference into this prospectus speaks only as of the dates stated in these documents, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except to the extent required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Please see our filings with the SEC for a more complete discussion of these foregoing and other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference into this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus or the documents incorporated by reference into this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

TORO CORP.
We are a growth-oriented shipping company that acquires, owns, charters and operates oceangoing tanker vessels and LPG carrier vessels and provides worldwide energy seaborne transportation services. As of December 22, 2023, we maintain a fleet of six vessels, with an aggregate capacity of 0.2 million dwt, consisting of one Aframax/LR2 and one Handysize tanker and four 5,000 cbm LPG carriers, exclusive of one Handysize tanker, the M/T Wonder Formosa, and one Aframax tanker, the M/T Wonder Vega, which the Company delivered to the vessels’ respective new owners on November 16, 2023 and December 21, 2023, respectively.
Our common shares trade on the Nasdaq Capital Market under the symbol “TORO”.
Toro Corp. is incorporated in the Marshall Islands and has its principal executive offices at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus, Tel: +357 25 357 768. Our website is www.torocorp.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
You can find a more detailed description of Toro’s business in the Annual Report, the LPG Report and other documents incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act. Under the registration statement, we may sell from time to time up to $200,000,000 of the securities described in this prospectus in one or more offerings. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You may review a copy of the registration statement through the SEC’s website.
We are subject to the informational requirements of the Exchange Act. In accordance with these requirements we file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Our filings are also available on our website at www.torocorp.com. This web address is provided as an inactive textual reference only. Information contained on, or that can be accessed through, these websites, does not constitute part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we furnish or make available to our shareholders annual reports containing our financial statements prepared in accordance with U.S. GAAP.
You may also request a copy of our filings at no cost, excluding the exhibits to such filings, by writing or telephoning us at the following address:
Toro Corp.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus
Tel: + 357 25 357 768

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act until we complete the offerings using this prospectus:
•	Annual Report of Toro Corp. on Form 20-F for the year ended December 31, 2022, filed on March 8, 2023;
•	The description of the Common Shares contained in Exhibit 2.2 to the Annual Report, including any amendment or report filed for the purpose of updating such description; and
•
The reports on Form 6-K filed on April 17, 2023, April 27, 2023, May 4, 2023, May 19, 2023, May 23, 2023 (only the filing with film number 23946737), May 30, 2023, June 15, 2023, June 27, 2023, August 8, 2023, August 9, 2023 (only the filling with film number 231153393), September 20, 2023, November 9, 2023 (only the filling with film number 231390329) and November 13, 2023.

In addition, all reports and other documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and until the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing.
The information that Toro files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
The Annual Report contains a summary description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
You may obtain any of the documents incorporated by reference in this prospectus as specified in the section of this prospectus captioned “Where You Can Find More Information”.

RISK FACTORS
Investing in the securities involves a high degree of risk. Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Risk Factors” in the Annual Report and the heading “Risks relating to our LPG Segment” in the LPG Report, in each case as updated by annual and other reports and documents we file with or furnish to the SEC that are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, the trading price and liquidity of our securities could decline and you may lose all or part of your investment in such securities.
Additional risks, if any, specific to particular securities issued under this prospectus will be detailed in the applicable prospectus supplements.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2023. The table presents information:
•	on an actual basis;
•	on an as-adjusted basis, to give effect to events that have occurred between October 1, 2023 and December 15, 2023:
(1) scheduled principal repayments under our credit facilities of $0.3 million;
(2) dividends on Series A Preferred Shares of $0.1 million; and
(3) repurchases, under the share repurchase program, of 129,289 common shares at an aggregate cost of $0.6 million.

(All figures in U.S. dollars)	Actual	As Adjusted
Debt:
Long-term debt (including current portion) — Secured(1)	$5,593,600	$5,257,200
Total debt	$5,593,600	$5,257,200

Mezzanine equity:
Series A Preferred Shares	$118,848,806	$118,848,806

Parent company equity/ Shareholders Equity:
Capital Stock	$19,201	$19,201
Series B Preferred Shares	$40	$40
Treasury Stock	$—	$(570,441)
Additional paid-in capital	$56,834,671	$56,834,671
Retained earnings	$92,585,421	$92,542,643
Total parent company equity/ Shareholders Equity	$149,439,333	$148,826,114
Total Capitalization	$273,881,739	$272,932,120

(1)
Long Term Debt is presented gross of deferred financing costs and the capitalization table does not take into account any amortization of deferred finance fees incurred between October 1, 2023 and December 15, 2023.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, based on information available to us as of December 22, 2023, including information contained in public filings, certain information regarding beneficial ownership of 5% or more of the Company’s common shares and share ownership by the Company’s directors and officers.
The percentage of beneficial ownership is based on 19,201,009 common shares outstanding as of December 22, 2023.

Name of Beneficial Owner	No. of Common Shares	Percentage
Pani Corp.(1)	9,611,240	50.1%
All executive officers and directors as a group (excluding Petros Panagiotidis)(2)	—	—%

(1)
Pani Corp. is a corporation organized under the laws of the Republic of Liberia. Pani Corp. is controlled by the Company’s Chairman and Chief Executive Officer, Petros Panagiotidis. As of December 22, 2023, Mr. Panagiotidis beneficially owns (i) the 8,500,000 common shares which were acquired by Pani Corp. in a private placement on April 17, 2023, (ii) 11,240 common shares acquired by Pani Corp. from Thalassa Investment Co. S.A., an entity controlled by Mr. Panagiotidis, on April 25, 2023 and transferred to Pani Corp. on April 25, 2023, and (iii) 1,100,000 restricted common shares, which were granted to Mr. Panagiotidis on September 28, 2023 pursuant to the Company’s Equity Incentive Plan and transferred to Pani Corp. on October 2, 2023. Under the Equity Incentive Plan, 500,000 restricted shares will vest on September 28, 2024, 300,000 restricted shares will vest on September 28, 2025 and the remaining 300,000 restricted shares will vest on September 28, 2026. The aggregate 9,611,240 common shares beneficially owned by Mr. Panagiotidis represent 50.1% of the 19,201,009 common shares outstanding on December 22, 2023. Mr. Panagiotidis also beneficially owns 40,000 of the Company’s Series B Preferred Shares, representing all such Series B Preferred Shares outstanding, each Series B Preferred Share having the voting power of 100,000 common shares. For further information regarding the Series B Preferred Shares, refer to “Item 10. Additional Information—B. Memorandum and Articles of Association” of the Company’s annual report on Form 20-F filed with the U.S. Securities and Exchange Commission on March 8, 2023. Mr. Panagiotidis therefore beneficially owns 50.2% of the Company’s total issued and outstanding share capital and controls 99.8% of the aggregate voting power of the Company’s total issued and outstanding share capital.

(2)	Excluding Petros Panagiotidis, none of the directors and executive officers individually, nor taken as a group, hold more than 1% of the outstanding common shares.

DESCRIPTION OF CAPITAL STOCK
A description of our common shares (including the associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement) can be found under the heading “Additional Information” in our Annual Report and in Exhibit 2.2 to our Annual Report under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 – Description of our Common Shares” and “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 – Description of the Rights under the Stockholders Rights Agreement”, which descriptions are incorporated by reference herein. A description of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares, Series B Preferred Shares and Series C Participating Preferred Shares can be found under the heading “Additional Information” in our Annual Report, which descriptions are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under an indenture, to be entered into between us and the trustee (to be named in a prospectus supplement), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•	any applicable selling restrictions;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may offer and issue warrants to purchase any of our debt or equity securities, which will be specified in the applicable prospectus supplement. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the currency or currencies, in which the price of such warrants will be payable;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us, which will be specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to material Marshall Islands and U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities, which will be specified in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby purchase or underwriting agreement with one or more purchasers or underwriters pursuant to which such persons will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities, which will be specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus, in one or more transactions, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.
We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.
Selling Restrictions
Notice to Investors in the EEA
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares or warrants, purchase contracts, units or rights in respect of such common shares (together, “Equity Securities” and each, an “Equity Security”) have been offered or will be offered pursuant to any offering using this prospectus to the public in that Relevant State prior to the publication of a prospectus in relation to the relevant Equity Security which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), except that such Equity Security may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation); or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, Provided that no such offer of the relevant Equity Security shall require the publication of a prospectus pursuant to Article 3 of the Prospectus Regulation or a prospectus supplement pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Equity Securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Equity Securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Equity Securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale. We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of the foregoing provisions, the expression an “offer to the public” in relation to any of the Equity Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Security to be offered so as to enable an investor to decide to purchase or subscribe for such Equity Security.
Unless the prospectus supplement in respect of any preferred shares or warrants, purchase contracts or units in respect of such preferred shares (together, “Preferred Share Securities” and each a “Preferred Share Security”) or debt securities or warrants, purchase contracts or units in respect of such debt securities (together, “Debt Securities” and each a “Debt Security”) specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then in connection with any offering of Preferred Share Securities or Debt Securities using this prospectus, no Preferred Share Securities or Debt Securities which are the subject of such offering may be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and

(b)
The expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the relevant Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.

If the prospectus supplement in respect of any Preferred Share Security or Debt Security specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then in relation to each Member State of the European Economic Area, no offering of Preferred Share Securities or Debt Securities which are the subject of such offering may be made to the public in that Member State, except that an offer of such Notes may be made to the public in that Member State:
(A)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(B)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant dealer, agent, broker-dealer, or underwriter (as applicable) nominated by the Issuer for any such offer; or

(C)
at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Preferred Share Securities or Debt Securities referred to in (A) to (C) above shall require publication of a prospectus pursuant to Article 3 of the Prospectus Regulation, or the supplementing of a prospectus pursuant to Article 23 of the Prospectus Regulation.

Notice to Investors in the UK
No common shares or warrants, purchase contracts, units or rights in respect of such common shares (together, “Equity Securities” and each, an “Equity Security”) have been offered or will be offered pursuant to any offering using this prospectus to the public in the United Kingdom prior to the publication of a prospectus in relation to the relevant Equity Security which has been approved by the United Kingdom Financial Conduct Authority, except that such Equity Security may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”); or

(c)
in any other circumstances falling within Section 86 of the FSMA, Provided that no such offer of the relevant Equity Security shall require the publication of a prospectus pursuant to Section 85 of the FSMA or a prospectus supplement pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the Equity Securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Security to be offered so as to enable an investor to decide to purchase or subscribe for such Equity Security.
Unless the prospectus supplement in respect of any preferred shares or warrants, purchase contracts or units in respect of such preferred shares (together, “Preferred Share Securities” and each a “Preferred Share Security”) or debt securities or warrants, purchase contracts or units in respect of such debt securities (together, “Debt Securities” and each a “Debt Security”) specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then no Preferred Share Securities or Debt Securities which are the subject of such offering may be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
The expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the relevant Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.

If the prospectus supplement in respect of any Preferred Share Security or Debt Security specifies “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then no offering of Preferred Share Securities or Debt Securities which are the subject of such offering may be made to the public in the United Kingdom, except that an offer of such Notes may be made to the public in the United Kingdom:
(A)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(B)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant dealer, agent, broker-dealer, or underwriter (as applicable) nominated by the Issuer for any such offer; or

(C)
at any time in any other circumstances falling within section 86 of the FSMA, provided that no such offer of Preferred Share Securities or Debt Securities referred to in (A) to (C) above shall require the publication of a prospectus pursuant to section 85 of the FSMA or the supplementing of a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of Preferred Share Securities or Debt Securities to the public” in relation to any Preferred Share Securities or Debt Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.
This prospectus and any accompanying prospectus supplement are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus and any accompanying prospectus supplement or any of their contents.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations applicable to any other securities in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee	$29,520.00
FINRA filing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP with respect to matters of New York law, and by Seward & Kissel LLP with respect to matters of Marshall Islands law.
EXPERTS
The combined carve-out financial statements of Toro Corp. Predecessor as of December 31, 2021 and 2022, and for the period from January 13, 2021 to December 31, 2021 and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to Toro Corp.’s annual report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Toro Corp. as of December 31, 2022, and for the period July 29, 2022 to December 31, 2022, incorporated by reference in this prospectus by reference to Toro Corp.’s annual report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, the majority of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon such persons or to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

$12,500,000 of Common Shares

PROSPECTUS SUPPLEMENT
Sole Sales Agent
Maxim Group LLC
November 13, 2025